                          OFFICE OF THRIFT SUPERVISION

                             WASHINGTON, D.C. 20552

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) January 29, 1997


                FIRST FEDERAL SAVINGS BANK OF BRUNSWICK, GEORGIA
               (Exact name of registrant as specified in charter)




       Chartered by the
Office of Thrift Supervision
    under the laws of the
        United States                      3175                  58-0175025
(State or other jurisdiction        (Office of Thrift          (IRS employer
      of incorporation)              Supervision             identification no.)
                                     Docket Number)



777 Gloucester  Street, Brunswick, Georgia                           31520
------------------------------------------                          -------
     (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (912) 265-1410

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         First Federal Savings Bank of Brunswick, Georgia ("First Federal") previously announced that it had entered into a series of agreements and amendments thereto (the "Agreements") between NationsBank Corporation ("NationsBank") (as successor to C&S/Sovran Corporation and its affiliates) pursuant to which a wholly-owned subsidiary of NationsBank will merge with and into First Federal, and outstanding shares of First Federal Common Stock, will convert into the right to receive shares of NationsBank Common Stock, in accordance with the terms of the Agreements. Consummation of the transactions contemplated by the Agreements is subject to certain conditions, including the receipt of prior approval by the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision (the "OTS"), and the Georgia Department of Banking and Finance. The transaction also is subject to the affirmative approval of the holders of at least two-thirds of the outstanding shares of First Federal Common Stock.
         NationsBank has filed a Registration Statement with the Securities and Exchange Commission (the "SEC") registering under the Securities Act of 1933, as amended, the shares of NationsBank Common Stock to be issued to First Federal stockholders in the transaction. First Federal also has filed with the OTS preliminary Proxy materials in connection with the solicitation of Proxies by the Board of Directors of First Federal for use at a Special Meeting of First Federal Stockholders to be held for consideration of approval of the Agreements. First Federal intends to deliver such materials to First Federal stockholders as soon as practicable after SEC clearance of the Registration Statement and OTS clearance of the Proxy materials.
         It is anticipated that the First Federal Proxy materials will incorporate by reference certain documents previously filed by NationsBank with the SEC. First Federal is hereby filing

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with the OTS through this Form 8-K the following  documents  previously filed by
NationsBank with the SEC and which are to be incorporated by reference by NationsBank into the First Federal Proxy materials: (a) the NationsBank Annual Report on Form 10-K for the year ended December 31, 1995, as filed March 29, 1996; (b) the NationsBank Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, as filed May 10, 1996; June 30, 1996, as filed August 14, 1996; and September 30, 1996, as filed November 13, 1996; (c) the description of NationsBank Common Stock contained in the NationsBank Registration Statement filed pursuant to Section 12 of the Exchange Act as modified by the NationsBank Current Report on Form 8-K filed January 16, 1997; (d) the Boatmen's Bancshares, Inc. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, as filed on May 15, 1996; June 30, 1996, as filed August 12, 1996; and September 30, 1996, as filed on November 13, 1996; and (e) the NationsBank Current Reports on Form 8-K filed January 12, 1996; February 1, 1996; March 8, 1996;April 17, 1996; May 16, 1996; July 5, 1996; July 31, 1996; September 6, 1996 (as amended on September 11, 1996 and November 13, 1996); September 20, 1996 (as amended on September 23, 1996); October 25, 1996; November 14, 1996; December 4, 1996; December 17, 1996 (two Forms 8-K); and January 16, 1997. In addition to the foregoing, NationsBank also will incorporate into the First Federal Proxy materials all documents filed by NationsBank with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the First Federal Proxy materials and prior to the time at which the First Federal Special Meeting has been finally adjourned.


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Item 7.  Financial Statements, Pro Forma Financial Information
                  and Exhibits.

(a)      Financial Statements of Business Acquired:  None.
(b)      Pro Forma Financial Information:  None
(c)      Exhibits:

         99.1 The NationsBank Annual Report on Form 10-K for the year ended December 31, 1995, as filed March 29, 1996.

         99.2 The NationsBank Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, as filed May 10, 1996; June 30, 1996, as filed August 14, 1996; and September 30, 1996, as filed November 13, 1996.

         99.3 The description of NationsBank Common Stock contained in the NationsBank Registration Statement filed pursuant to Section 12 of the Exchange Act as modified by the NationsBank Current Report on Form 8-K filed January 16, 1997.

         99.4 The Boatmen's Bancshares, Inc. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, as filed on May 15, 1996; June 30, 1996, as filed August 12, 1996; and September 30, 1996, as filed on November 13, 1996.

         99.5 The NationsBank Current Reports on Form 8-K filed January 12, 1996; February 1, 1996; March 8, 1996;April 17, 1996; May 16,
                  1996; July 5, 1996; July 31, 1996; September 6, 1996 (as
                  amended on September 11, 1996 and November 13, 1996); September 20, 1996 (as amended on September 23, 1996); October 25, 1996; November 14, 1996; December 4, 1996; December 17,
                  1996 (two Forms 8-K); and January 16, 1997.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST FEDERAL SAVINGS BANK OF
                                                     BRUNSWICK, GEORGIA




                                            By:        /s/  Ben T. Slade, III
                                               --------------------------------
                                                     Ben T. Slade, III
                                                     President



Date:  January 29, 1997

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